UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 10, 2009

BENIHANA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (305) 593-0770

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 10, 2009, Benihana Inc. (the “Company”) and BFC Financial Corporation (“BFC”) amended (the “Amendment”) that certain Preferred Stock Agreement (the “Agreement”), dated as of June 8, 2004, between the Company and BFC.  Pursuant to the Amendment, BFC agreed that, so long as John E. Abdo and Alan B. Levan are serving as members of the Company’s Board of Directors (the “Board”), BFC would defer its right to elect up to two directors to the Board in certain events as otherwise provided under the Certificate of Designations relating to the Series B Convertible Preferred Stock (“Preferred Stock”) purchased by BFC under the Agreement.

The description of the Amendment is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2009, the Board elected Alan B. Levan to serve as a Class II member of the Board, filling the vacancy which resulted from the resignation of Robert B. Sturges from the Board on May 26, 2009.  Mr. Levan is currently the Chairman of the Board, Chief Executive Officer and President of, as well as a director and significant shareholder of, BFC.  The Company sold an aggregate 800,000 shares of Preferred Stock to BFC for $20 million in fiscal years 2005 and 2006.  The sale of Preferred Stock resulted in net aggregate proceeds of $19.2 million ($9.3 million in the fiscal year 2005 and $9.9 million in the fiscal year 2006).  BFC receives quarterly dividends at an annual rate equal to $1.25 per share of Preferred Stock.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 11, 2009, the Board approved an amendment to the Company’s Bylaws, providing directors and officers with advancement of expenses incurred in defending against any action, suit or proceeding arising as a result of their positions as directors and officers.

The description of the amendments to the Company’s Bylaws provided above is qualified in its entirety by reference to the amended sections of the Bylaws of the Company, a copy of which is filed as Exhibit 3.2 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
3.2	Bylaws of Benihana Inc. (amended as of June 11, 2009)

10.1	Amendment to Preferred Stock Agreement, dated as of June 10, 2009, between Benihana Inc. and BFC Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: June 11, 2009	By:	/s/ Jose I. Ortega
Jose I. Ortega
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.2	Bylaws of Benihana Inc. (amended as of June 11, 2009)

10.1	Amendment to Preferred Stock Agreement, dated as of June 10, 2009, between Benihana Inc. and BFC Financial Corporation